SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report: (Date of earliest event reported) July 31, 2002



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                              1-3247                16-0393470
(State or other jurisdiction          (Commission           (I.R.S. Employer
of incorporation)                     File Number)          Identification No.)



                  One Riverfront Plaza, Corning, New York 14831
               (Address of principal executive offices) (Zip Code)


                                 (607) 974-9000
              (Registrant's telephone number, including area code)



                                       N/A
          (Former name or former address, if changed since last report)


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Item 5.   Other Events and Regulation FD Disclosure.

On July 31, 2002, Corning Incorporated announced an outline of the terms and pricing of the offering of the Series C mandatory convertible preferred stock offering. The press release relating to this announcement is filed herewith as
Exhibit 99.1 and is incorporated herein by reference.


Item 7.   Financial Statements and Exhibits.

(c) Exhibits.

99.1  Press Release dated July 31, 2002






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              CORNING INCORPORATED
                              Registrant



Date:  August 1, 2002         By  /s/    KATHERINE A. ASBECK
                                         Katherine A. Asbeck
                                         Senior Vice President and Controller


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                                INDEX TO EXHIBITS
                                -----------------




(c)      Exhibits
         --------

99.1     Press Release dated July 31, 2002

                                                                    Exhibit 99.1




FOR RELEASE - July 31, 2002

Corning Contacts:
Media Relations                      Investor Relations
Daniel F. Collins                    Katherine M. Dietz
(607) 974-4197                       (607) 974-8217
collinsdf@corning.com                dietzkm@corning.com

                Corning Announces Mandatory Convertible Preferred
                                 Stock Offering

CORNING, N.Y. - Corning Incorporated (NYSE:GLW) announced today the completion of a public offering of $500 million aggregate amount of Series C mandatory convertible preferred stock. These preferred shares will be mandatorily convertible in August 2005 into shares of Corning common stock, and will be issued under the company's existing $5 billion universal shelf registration statement, declared effective by the U.S. Securities and Exchange Commission in March 2001.

In addition, Corning has granted the underwriters the option to purchase up to $75 million aggregate amount of additional preferred shares.

"Our primary operating objectives are to continue to protect the financial health of the company while driving toward profitability in 2003 with a strong focus on cash flow. Today's announcement is further evidence of that commitment. We are well down the path of our previously announced restructuring program, and this transaction represents a prudent step toward preserving the financial health of the company," said James B. Flaws, vice chairman and chief financial officer.

The mandatory preferred shares pay an annual dividend rate of 7.0% and are mandatorily convertible into between approximately 254 million and 313 million shares of Corning common stock on August 16, 2005.

Net proceeds from the offering will be used as follows:

..    To purchase  approximately  $102 million of U.S.  Treasury  securities that will be pledged as collateral to secure the payment of dividends on the mandatory convertible preferred stock.
..    To  fund   capital   expenditures,   operating   losses,   including   cash
     restructuring spending, working capital requirements and general corporate purposes.
..    To purchase and retire  long-term debt securities  with a weighted  average interest rate of 4% per annum with maturities ranging from 2003 through 2029.

                                     (more)


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Corning Announces Mandatory Convertible Preferred Stock Offering
Page Two


Corning's Board of Directors today declared an annual dividend of $7 per share on the Series C preferred stock for an aggregate amount of approximately $105 million payable quarterly, over three years. Corning will secure the payment of this dividend by using a portion of the proceeds from the sale of the Series C preferred stock to purchase U.S. treasury securities that Corning will pledge as collateral evidencing its obligation to pay dividends. The offering will result in a one-time reduction of between $0.11 and $0.12 per share in the third quarter in earnings available to Corning common shareholders.

Joint book-runners are Salomon SmithBarney, JPMorgan and Goldman, Sachs & Co.

This represents a new financing by Corning. This offering is made by means of a prospectus supplement to a prospectus that is part of Corning's universal shelf registration statement previously filed with the U.S. Securities and Exchange Commission. For a copy of the prospectus and prospectus supplement relating to this offering, contact the prospectus department of Salomon Smith Barney, 388 Greenwich Street, New York, NY 10013, Telephone: (718) 765-6732

This news release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Corning Incorporated
Established in 1851, Corning Incorporated (www.corning.com) creates leading-edge technologies for the fastest-growing markets of the world's economy. Corning manufactures optical fiber, cable and photonic products for the telecommunications industry; and high-performance displays and components for television, information technology and other communications-related industries. The company also uses advanced materials to manufacture products for scientific, semiconductor and environmental markets. Corning revenues for 2001 were $6.3 billion.

                                       ###


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Corning Announces Mandatory Convertible Preferred Stock Offering
Page Three


Forward-Looking and Cautionary Statements
This news release contains forward-looking statements that involve a variety of business risks and other uncertainties that could cause actual results to differ materially. These risks and uncertainties include the possibility of changes or fluctuations in global economic conditions; currency exchange rates; product demand and industry capacity; competitive products and pricing; availability and costs of critical components and materials; new product development and commercialization; order activity and demand from major customers; capital spending by larger customers in the telecommunications industry and other business segments; the mix of sales between premium and non-premium products; possible disruption in commercial activities due to terrorist activity and armed conflict; ability to obtain financing and capital on commercially reasonable terms; acquisition and divestiture activities; the level of excess or obsolete inventory; the ability to enforce patents; product and components performance issues; and litigation. These and other risk factors are identified in Corning's filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the day that they are made, and Corning undertakes no obligation to update them in light of new information or future events.